UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2014

Wayne Savings Bancshares, Inc.

(Exact name of registrant specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Market Street Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(330) 264-5767

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Wayne Savings Bancshares, Inc. (NASDAQ: WAYN) (the “Company”), parent company of Wayne Savings Community Bank (the “Bank”), announced that the Company’s President and Chief Executive Officer and the Bank’s Chief Executive Officer, Rodney C. Steiger, announced to the Board of Directors of both the Company and Bank his intention to retire as of December 31, 2014. Mr. Steiger has served as Chief Executive Officer since January, 2011, and his retirement covers a career of over thirty-five years of service to the banking industry.

Mr. Steiger will not continue to serve as a member of the Board of Directors of the Company and the Bank after he retires. Initially appointed to the Board of Directors as an independent director in 2008 and elected to the Board of Directors by stockholders at the 2009 and 2012 annual meetings of stockholders, Mr. Steiger’s current three year term as a director would end in 2015. Mr. Steiger’s decision to retire was not a result of any disagreement with the Company or its management.

Peggy Schmitz, Wayne Savings Bancshares, Inc. Board Chair stated “We are grateful to Rod for his leadership over the last four years, and wish him all the best in his retirement. Rod was instrumental in successfully steering the Bank through a period of challenging global economic conditions. With Wayne Savings’ solid foundation of service to the community for over 100 years, we have good reason to be excited about the Bank's future.”

The Board of Directors has appointed a search committee chaired by Director Jonathan Ciccotelli to select the new Chief Executive Officer. Mr. Steiger will continue to serve as the Company’s President and Chief Executive Officer and the Bank’s Chief Executive Officer, will work with the Company’s Board of Directors to ensure the successful identification of a successor Chief Executive Officer and, once a successor Chief Executive Officer is appointed, will facilitate in the transition of executive responsibilities.

A copy of the press release discussing the planned retirement of Mr. Steiger is attached to this Form 8-K as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 17, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayne Savings Bancshares, Inc.

Date: March 17, 2014	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President, Chief Operating Officer, Chief Risk Officer, Secretary and Treasurer